EXHIBIT 23.1

Consent of Independent Auditor

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Virginia Beach, Virginia

We hereby consent to the incorporation by reference in this Registration Statement of Wheeler Real Estate Investment Trust, Inc. and Subsidiaries, of our report dated April 19, 2016, with respect to the Combined Statement of Revenues and Certain Operating Expenses of the AC Portfolio for the year ended December 31, 2015.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

August 24, 2016